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                                                                      EXHIBIT 11




                                 ORBIT/FR,INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                               Three months ended                 Nine months ended
                                               ------------------                 -----------------
                                                  September 30                       September 30
                                                  ------------                       ------------
                                             1997             1996              1997              1996
                                             ----             ----              ----              ----
                                                   (Unaudited)                       (Unaudited)
                                                   -----------                       -----------
Net income                                    $1,193              $193           $2,644              $270
                                              ------              ----           ------              ----

Weighted average number of common
   shares outstanding                      6,000,000         4,000,000        4,747,253         4,000,000

Net effect of dilutive stock options--
   using the treasury stock method           280,875                --           99,114                --

Shares to be issued in connection
   with the AEMI acquisition                  83,455                --           31,181                --
                                              ------            ------           ------            ------
                                           6,364,330         4,000,000        4,877,547         4,000,000
                                           ---------         ---------        ---------         ---------

Net income per share                       $    0.19         $    0.05        $    0.54         $    0.07
                                                ----              ----             ----              ----





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